                                                                     Exhibit 2.1



===============================================================================



                           STOCK PURCHASE AGREEMENT


                                     among


                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.


                          A.P. GREEN INDUSTRIES, INC.


                                      and



                             CHEMICAL LIME COMPANY



                           Dated as of March 8, 1999



===============================================================================

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

Section 1.1     Specific Definitions........................................   1
Section 1.2     Other Terms.................................................   7
Section 1.3     Other Definition Provisions.................................   7

                                  ARTICLE II
                          Purchase and Sale of Shares


Section 2.1     Purchase and Sale of Shares.................................   7
Section 2.2     Closing; Delivery and Payment...............................   7
Section 2.3     Post-Closing Adjustments....................................   8

                                  ARTICLE III
                   Representations and Warranties of Seller

Section 3.1     Organization and Authority of Seller........................  10
Section 3.2     Organization, Authority and Qualification of the Company....  11
Section 3.3     Capitalization of the Company...............................  11
Section 3.4     Subsidiary of the Company...................................  12
Section 3.5     Financial Statements; Liabilities...........................  13
Section 3.6     Absence of Certain Changes or Events........................  13
Section 3.7     Title to Properties; Absence of Liens and Encumbrances, Etc.  14
Section 3.8     Litigation..................................................  15
Section 3.9     Compliance with Law.........................................  15
Section 3.10    Contracts...................................................  15
Section 3.11    Consents and Approvals......................................  17
Section 3.12    Tax Matters.................................................  17
Section 3.13    Intellectual Property.......................................  18
Section 3.14    Labor Matters...............................................  18
Section 3.15    Employee Benefits...........................................  18
Section 3.16    Environmental Matters.......................................  21
Section 3.17    Insurance...................................................  21
Section 3.18    Brokers and Finders.........................................  21
Section 3.19    Lime Reserves...............................................  21
Section 3.20    Assets......................................................  21
Section 3.21    Capital Expenditures........................................  22
Section 3.22    No Other Representations or Warranties......................  22

                                  ARTICLE IV
                  Representations and Warranties of Purchaser

Section 4.1     Organization and Authority of Purchaser.....................  22
Section 4.2     Brokers and Finders.........................................  23
Section 4.3     Financial Capability........................................  23

Section 4.4     Securities Act..............................................  23
Section 4.5     Consents and Approvals......................................  23
Section 4.6     No Other Representations or Warranties......................  24

                                   ARTICLE V
                                  Tax Matters

Section 5.1     Section 338(h)(10)..........................................  24
Section 5.2     Liability for Taxes and Related Matters.....................  25
Section 5.3     Transfer Taxes..............................................  27
Section 5.4     Information to be Provided by Purchaser.....................  27
Section 5.5     Assistance and Cooperation..................................  27
Section 5.6     Section 1445................................................  28

                                  ARTICLE VI
           Certain Covenants and Agreements of Seller and Purchaser

Section 6.1     Access and Information......................................  28
Section 6.2     Registrations, Filings and Consents.........................  29
Section 6.3     Conduct of Business.........................................  29
Section 6.4     Employee Benefit Plans......................................  30
Section 6.5     Retention of Books and Records..............................  32
Section 6.6     Provision of Financial Statements...........................  33
Section 6.7     Delivery of Corporate Minutes and Bank Signature Cards......  33
Section 6.8     Use of "AP Green, APG and APG Lime" Names...................  33
Section 6.9     Acquisition Proposals.......................................  34
Section 6.10    Labor Matters, WARN.........................................  35
Section 6.11    INFORMATION.................................................  36
Section 6.12    Non-Competition.............................................  36
Section 6.13    Release of Indemnity Obligations............................  37
Section 6.14    Capital Expenditures of the Plant...........................  37

                                  ARTICLE VII
                             Conditions to Closing

Section 7.1     Conditions to Obligations of Purchaser......................  37
Section 7.2     Conditions to Obligations of Seller.........................  38
Section 7.3     Conditions to Obligations of Purchaser and Seller...........  39

                                 ARTICLE VIII
                                  Termination

Section 8.1     Termination.................................................  39
Section 8.2     Effect of Termination.......................................  40

                                  ARTICLE IX
                        Due Diligence Termination Right

Section 9.1     Due Diligence Termination Right.............................  41

                                   ARTICLE X
                                Indemnification

Section 10.1    Indemnification by Global...................................  41

Section 10.2    Calculation of Losses; No Consequential Damages, Etc........  43
Section 10.3    Termination of Indemnification..............................  43
Section 10.4    Procedures Relating to Indemnification......................  43
Section 10.5    Tax Adjustment..............................................  45

                                  ARTICLE XI
                                 Miscellaneous

Section 11.1    Survival....................................................  45
Section 11.2    Amendment and Waiver........................................  45
Section 11.3    Expenses....................................................  46
Section 11.4    Public Disclosure...........................................  46
Section 11.5    Assignment..................................................  46
Section 11.6    Entire Agreement............................................  46
Section 11.7    Fulfillment of Obligations..................................  46
Section 11.8    Parties in Interest; No Third Party Beneficiaries...........  47
Section 11.9    Schedules...................................................  47
Section 11.10   Counterparts................................................  47
Section 11.11   Section Headings............................................  47
Section 11.12   Notices.....................................................  47
SECTION 11.13   GOVERNING LAW; ARBITRATION..................................  48
Section 11.14   Severability................................................  49

          This STOCK PURCHASE AGREEMENT (the "Agreement"), is made and entered
                                              ---------
into as of March 8, 1999, among GLOBAL INDUSTRIAL TECHNOLOGIES, INC., a Delaware corporation ("Global"), A.P. GREEN INDUSTRIES, INC., a Delaware corporation and
              ------
wholly-owned subsidiary of Global (the "Seller"), and CHEMICAL LIME COMPANY, a
                                        ------
Nevada corporation ("Purchaser").
                     ---------


                             W I T N E S S E T H:

          WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of APG LIME, CORP., a Delaware corporation (the "Company");
                                                               -------

          WHEREAS, the Company and its Subsidiary (as defined herein) are engaged in the business of mining limestone, processing limestone and selling lime (the "Business"); and
           --------

          WHEREAS, Seller desires to sell and transfer to Purchaser, and Purchaser desires to purchase from Seller, all of the issued and outstanding shares of capital stock of the Company, as more specifically provided herein.

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein, the parties hereto agree as follows:


                                   ARTICLE I

          Section I.1  Specific Definitions  .  As used in this Agreement, the
                       --------------------
following terms shall have the meanings set forth or referenced below:

          "Acquisition Proposal" shall have the meaning set forth in Section
           --------------------
6.9.

          "Adjusted Closing Balance Sheet" shall have the meaning set forth in
           ------------------------------
Section 2.3(b).

          "Affiliate", as applied to any Person, means any other Person directly
           ---------
or indirectly controlling, controlled by or under common control with such Person.

          "Agreement" shall mean this Agreement and the Disclosure Schedule.
           ---------

          "Allocation" shall have the meaning set forth in Section 5.1(b).
           ----------

          "Antitrust Division" shall mean the Antitrust Division of the United
           ------------------
States Department of Justice.

          "Assets" shall have the meaning set forth in Section 3.20(a).
           ------

          "Balance Sheet" shall mean the unaudited Balance Sheet (which shall
           -------------
include the Net Asset Value) as of December 31, 1998 attached hereto as Schedule 3.5.

          "Business" shall have the meaning set forth in the second recital of
           --------
this Agreement.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a
           ------------
day on which banks in Texas are authorized or obligated by law or executive order to close.

          "Closing" shall have the meaning set forth in Section 2.2(a).
           -------

          "Closing Balance Sheet" shall have the meaning set forth in Section
           ---------------------
2.3(a).

          "Closing Date" shall have the meaning set forth in Section 2.2(a).
           ------------

          "Closing Net Asset Value" shall mean the Net Asset Value as shown on
           -----------------------
the Adjusted Closing Balance Sheet minus the amount referred to in Section 6.14(a) incurred between January 1, 1999 and the Closing Date.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Company" shall have the meaning set forth in the first recital of
           -------
this Agreement.

          "Company Plans" shall have the meaning set forth in Section 3.15(a).
           -------------

          "Company Welfare Plans" shall have the meaning set forth in Section
           ---------------------
6.4(b).

          "Confidentiality Agreement" shall have the meaning set forth, in
           -------------------------
Section 6.1(b).

          "Contracts" shall have the meaning set forth in Section 3.1.
           ---------

          "CPA Firm" shall have the meaning set forth in Section 2.3(b).
           --------

          "Disclosure Schedule" shall have the meaning set forth in Article III.
           -------------------

          "Due Diligence Termination Notice" shall have the meaning set forth in
           --------------------------------
Section 9.1.

          "Employee Pension Benefit Plan" shall have the meaning set forth in
           -----------------------------
Section 6.4(c).

          "Employee Pension Benefit Plan Participants" shall have the meaning
           ------------------------------------------
set forth in Section 6.4(c).

          "Encumbrances" shall have the meaning set forth in Section 3.1.
           ------------

          "Environmental Law" means any federal, state, local or foreign law,
           -----------------
statute, regulation, code, license, permit, order, judgment, decree or injunction of the United States, any State or political subdivision thereof (including any court thereof and any Governmental Entity) relating to the protection of the environment (including air, water, soil and natural resources), health safety as it relates to Hazardous Substances or the use, storage, handling, release or disposal of any Hazardous Substance as in effect on the Closing Date.

          "ERISA" shall have the meaning set forth in Section 3.15(b).
           -----

          "ERISA Affiliate" shall have the meaning set forth in Section 3.15(c).
           ---------------

          "Exclusivity Agreement" shall have the meaning set forth in Section
           ---------------------
11.6.

          "Financial Statements" shall have the meaning set forth in Section
           --------------------
3.5.

          "First Phase" shall have the meaning set forth in Section 3.21(a).
           -----------

          "FTC" shall mean the Federal Trade Commission.
           ---

          "GAAP" shall mean United States generally accepted accounting
           ----
principles.

          "Global" shall have the meaning set forth in the first paragraph of
           ------
this Agreement.

          "Governmental Entity" shall mean any governmental or regulatory
           -------------------
authority, agency, commission, body or other governmental entity of the United States of America or any State or political subdivision thereof.

          "Hazardous Substance" means any substance material or waste listed,
           -------------------
defined, designated or classified as hazardous, toxic or radioactive under, or otherwise regulated by, any applicable Environmental Law, including petroleum and any derivative or by-products thereof.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "Indemnified Parties" shall have the meaning set forth in Section
           -------------------
10.1(a).

          "Intellectual Property" shall mean trademarks, service marks, brand
           ---------------------
names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in the United States of, and applications in the United States to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in the United States; patents, applications for patents (including, without limitation, divisions, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in the United States; non-public information, trade secrets and confidential information and rights in the United States to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in the United States; registrations or applications for registration of copyrights in the United States, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

          "IRS" shall mean the Internal Revenue Service.
           ---

          "Knowledge", with respect to Global or Seller, shall mean the actual
           ---------
knowledge after reasonable inquiry of Rawles Fulgham, Graham L. Adelman, Alfred
L. Williams, Jeanette H. Quay and Donna A. Reeves, and in the case of the Company or its Subsidiary, shall mean the actual knowledge after reasonable inquiry of Joe D. Shortt, Ronald E. Bonnema, Michael D. Lofland, Don Cumbe and Ann C. Bostic, in each case, arising without the conduct by such Person of any independent investigation other than such reasonable inquiry with respect to the facts or matters specified.

          "Law" shall have the meaning set forth in Section 3.1.
           ---

          "Leased Real Property" shall have the meaning set forth in Section
           --------------------
3.7(a).

          "Liabilities" shall mean any and all debts, liabilities and
           -----------
obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Order or any Contract.

          "Losses" shall have the meaning set forth in Section 10.1(a).
           ------

          "Matching Right" shall have the meaning set forth in Section 6.9(c).
           --------------

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
business, financial condition, properties, operations or results of operations of the Company and its Subsidiary, taken as a whole; provided, however, that an
                                                     --------  -------
effect resulting from (i) any change in Law or GAAP or interpretations thereof that apply to the Company or its Subsidiary, (ii) any change in economic, business or financial market conditions generally or generally affecting the limestone mining and processing and/or lime markets or (iii) the announcement and performance of this Agreement and compliance with the covenants set forth in this Agreement shall not be considered when determining if a Material Adverse Effect has occurred.

          "Net Asset Value" shall mean (x) the assets of the Company excluding
           ---------------
intercompany receivables from Global minus (y) the liabilities of the Company
                                     -----
excluding intercompany payables to Global.

          "Order" shall have the meaning set forth in Section 3.1.
           -----

          "Owned Real Property" shall have the meaning set forth in Section
           -------------------
3.7(a).

          "Overage" shall have the meaning set forth in Section 6.14(b).
           -------

          "PBGC" shall have the meaning set forth in Section 3.15(a).
           ----

          "Pension Arbitrator" shall have the meaning set forth in Section
           ------------------
6.4(d).

          "Pension Plan" shall have the meaning set forth in Section 3.15(b).
           ------------

          "Pension Review" shall have the meaning set forth in Section 6.4(d).
           --------------

          "Permitted Encumbrances" shall have the meaning set forth in Section
           ----------------------
3.7(a).

          "Person" means any individual, corporation, partnership, firm, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

          "Plant" shall have the meaning set forth in Section 3.21.
           -----

          "Purchase Price" shall have the meaning set forth in Section 2.1.
           --------------

          "Purchaser" shall have the meaning set forth in the first paragraph of
           ---------
this Agreement.

          "Purchaser's Actuary" shall have the meaning set forth in Section
           -------------------
6.4(d).

          "Report" shall have the meaning set forth in Section 6.2.
           ------

          "Restricted Period" shall have the meaning set forth in Section
           -----------------
6.12(a).

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Section 338 Elections" shall have the meaning set forth in Section
           ---------------------
5.1(a).

          "Seller" shall have the meaning set forth in the first paragraph of
           ------
this Agreement.

          "Seller's Actuary" shall have the meaning set forth in Section 6.4(d).
           ----------------

          "Seller's Group" shall mean any "affiliated group" (as defined in
           --------------
Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(b) of the Code) that includes Seller and the Company.

          "Seller's Objection" shall have the meaning set forth in Section
           ------------------
2.3(b).

          "Shares" shall have the meaning set forth in Section 2.1.
           ------

          "Subsidiary" shall have the meaning set forth in Section 3.4.
           ----------

          "Tax Returns" shall mean all federal, state, local or foreign Tax
           -----------
returns, and Tax reports, including without limitation consolidated federal income Tax returns of Seller's Group.

          "Taxes" shall mean all taxes, fees, levies, duties, tariffs, imposts
           -----
and other charges of any kind imposed by any governmental or other taxing authority (together with any and all interest, penalties, and additions to tax imposed with respect thereto), including without limitation, taxes imposed on or with respect to income, gross receipts, windfall or excess profits, severance, social security, capital stock, workers' compensation, property, production, sales, use, license, excise, franchise, employment and net worth, taxes or other charges in the nature of withholding, ad valorem, stamp, transfer, value added or gains taxes, license, registration and documentation fees and customs duties, tariffs and similar charges.

          "Third Party Claim" shall have the meaning set forth in Section
           -----------------
10.4(a).

          "Transferee Plan" shall have the meaning set forth in Section 6.4(c).
           ---------------

          "WARN Act" shall have the meaning set forth in Section 6.10(a).
           --------

          Section I.2  Other Terms.  Other terms may be defined elsewhere in
                       -----------
the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

          Section I.3  Other Definition Provisions.  (a)  The words "hereof",
                       ---------------------------
"herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c) The terms "dollars" and "$" shall mean United States Dollars.


                                  ARTICLE II

                          Purchase and Sale of Shares
                          ---------------------------

          Section II.1  Purchase and Sale of Shares.  Purchaser agrees to
                        ---------------------------
purchase from Seller, and Seller agrees to sell to Purchaser, all of the issued and outstanding shares of Common Stock, par value $4.00 per share (the

"Shares"), of the Company for an aggregate purchase price of one hundred thirty
 ------
million three hundred thousand dollars ($130,300,000)  (the "Purchase Price").
                                                             --------------

          Section II.2  Closing; Delivery and Payment.
                        -----------------------------

          (a) The delivery of the Shares and payment therefor (the "Closing")
                                                                    -------
shall take place at the offices of Global Industrial Technologies, Inc., 2121 San Jacinto Street, Suite 2500, Dallas, Texas at 10:00 a.m. local time, on the latest of (i) the third Business Day after which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement; (ii) 25 days after the date of this Agreement, or (iii) at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is called the "Closing Date".
                                                    ------------

          (b)  At the Closing:

               (i) Seller shall deliver to Purchaser certificates representing the Shares, duly endorsed and in form for transfer (and with any required stock transfer stamps affixed thereto) to Purchaser; and

               (ii) Purchaser shall pay to Seller, by wire transfer to an account designated by Seller not less than two (2) Business Days prior to the Closing, immediately available funds equivalent to the Purchase Price.

          Section II.3  Post-Closing Adjustments.
                        ------------------------

          (a) Within 60 days following the Closing, Purchaser shall cause to be prepared, and deliver to Seller (i) an audited consolidated balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet") together with a
                                     ---------------------
report thereon of the Purchaser's accountants stating that the Closing Balance Sheet was prepared in accordance with GAAP and, if not inconsistent with GAAP, in a manner consistent with the preparation of the Balance Sheet and using the same accounting policies, principles and practices that were used by the Company to prepare the Balance Sheet without any changes or modifications, which shall set forth the consolidated assets and liabilities of the Company as of such date; and (ii) Purchaser's determination of the Closing Net Asset Value, which shall be derived from the Closing Balance Sheet. The Closing Balance Sheet shall be prepared by a nationally recognized firm of independent public accountants other than PricewaterhouseCoopers LLP and all of the costs and expenses relating to the preparation of the Closing Balance Sheet shall be borne solely by Purchaser.

          (b) Seller and Seller's accountants shall, within 30 days after the delivery by Purchaser of the Closing Balance Sheet, complete their review of the Closing Balance Sheet and the Closing Net Asset Value. In the event that Seller determines that the Closing Balance Sheet or the Closing Net Asset Value has not been determined on the basis set forth in Section 2.3(a) hereof, Seller shall so inform Purchaser in writing (the "Seller's Objection"), setting forth a specific
                                  ------------------
description of the basis of Seller's Objection and the adjustments to the Closing Balance Sheet and/or the Closing Net Asset Value which Seller believes should be made, on or before the last day of such 30-day period. Purchaser shall then have 30 days from receipt of the Seller's Objection to review and respond to the Seller's Objection. If Seller and Purchaser are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 10 days following the completion of Purchaser's review of Seller's Objection, they shall refer their remaining differences to a nationally recognized firm of independent public accountants other than PricewaterhouseCoopers LLP or, if such firm or its successor has had any significant business relationships with Seller, Purchaser or their respective Affiliates within the last two years, another nationally recognized firm of independent public accountants as to which Seller and Purchaser mutually agree (the "CPA Firm"), who shall, determine on the basis of the standard set forth in
      --------
Section 2.3(a) hereof, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Balance Sheet and/or Closing Net Asset Value requires adjustment. The CPA Firm shall not make any determination as to whether the Balance Sheet or the Closing Balance Sheet was prepared in accordance with GAAP. The parties shall instruct the CPA Firm to deliver its written determination to Purchaser and Seller no later than the twentieth day after any remaining differences underlying the Seller's Objection are referred to the CPA Firm. The CPA Firm's determination shall include a certification that it reached such determination in accordance with this Section 2.3(b) and shall be conclusive and binding upon Purchaser and Seller. Purchaser and Seller agree that judgment may be entered upon the CPA Firm's determination in any court having jurisdiction over Purchaser or Seller, as the case may be. The fees and disbursements of the CPA Firm shall be paid by Purchaser and Seller in inverse proportion to those matters submitted to the CPA Firm which are resolved in favor of Purchaser or Seller, as the case may be, as so allocated between Purchaser and Seller by the CPA Firm in accordance with this Section 2.3 at the time of the CPA Firm's determination. Purchaser and Seller shall (and Purchaser shall cause the Company to) make readily available to the CPA Firm and to each other all relevant books and records and any work papers (including, to the extent they are legally able to do so, those of the parties' respective accountants, subject to the compliance by the recipient of any reasonable requirements of such accountants as a condition to such access) relating to the Closing Balance Sheet and all other items reasonably requested by the CPA Firm, Purchaser or Seller, as the case may be. The "Adjusted Closing Balance Sheet"
                                               ------------------------------
shall be (i) the Closing Balance Sheet in the event that (x) no Seller's Objection is delivered to Purchaser during the 30-day period specified above or
(y) Seller and Purchaser so agree during such 30-day period; (ii) the Closing Balance Sheet as adjusted in accordance with the Seller's Objection, in the event that a Seller's Objection is timely delivered to Purchaser and (x) Purchaser does not respond to Seller's Objection within the 30-day period following receipt by Purchaser of Seller's Objection or (y) Seller and Purchaser so agree during such 30-day period; or (iii) the Closing Balance Sheet as adjusted by either (x) the agreement of Seller and Purchaser or (y) the CPA Firm.

          (c) Purchaser shall, and shall cause the Company to, provide Seller and its accountants (i) all data and financial statements reasonably requested by Seller and (ii) full access to the Company's books and records, any other information, including work papers of its accountants, and to any employees.

          (d) (i) Within 2 Business Days following determination of the Adjusted Closing Balance Sheet and Closing Net Asset Value pursuant to Section 2.3(b), the adjustment payments, if any, payable pursuant to this Section 2.3(d) shall be paid by wire transfer of immediately available funds to a bank account designated by Purchaser or Seller, as the case may be, at least two Business Days prior to the expiration of such 2 Business Day period. All adjustment payments made pursuant to this Section 2.3(d) shall be treated for all tax purposes as adjustments to the Purchase Price.

          (ii) Seller shall make an adjustment payment to Purchaser in respect of Net Asset Value in an amount equal to the amount, if any, by which the (x) Closing Net Asset Value is less than (y) the Net Asset Value set forth on
Schedule 3.5.

          (iii) Purchaser shall make an adjustment payment to Seller in respect of Net Asset Value in an amount equal to the amount, if any, by which the (x) Closing Net Asset Value is greater than (y) the Net Asset Value set forth on
Schedule 3.5.


                                  ARTICLE III

                   Representations and Warranties of Seller
                   ----------------------------------------

          Seller represents and warrants to Purchaser that, except as set forth in the disclosure schedule delivered to Purchaser by Seller (the "Disclosure
                                                                  ----------
Schedule"), as of the date hereof and as of the Closing Date (except that
--------
representations and warranties that are made as of a specific date need be true only as of such date) as follows:

          Section III.1  Organization and Authority of Seller.  Seller is a
                         ------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate or similar power and authority, and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution, delivery and performance of this Agreement by Seller do not, and the consummation by the Seller of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Seller; (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance (collectively,

"Encumbrances") on the assets of Seller (with or without notice, lapse of time
-------------
or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation, excluding purchase orders or other similar arrangements ("Contracts") binding upon the Seller; (iii) assuming compliance
               ---------
with the matters referred to in Sections 3.11 and 4.5, violate any governmental or non-governmental permit or license or, to the Knowledge of Seller, any law, statute, rule or regulation of a Governmental Entity ("Law") or any judgment,
                                                       ---
injunction, order, decree or other restriction of any court or Governmental Entity having competent jurisdiction ("Order") to which Seller is subject; or
                                       -----
(iv) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (ii), (iii) or (iv) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a

Material Adverse Effect or to prevent, materially delay or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement.

          Section III.2  Organization, Authority and Qualification of the
                         ------------------------------------------------
Company.  The Company is a corporation duly organized, validly existing and in
-------
good standing under the laws of the State of Delaware. The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the articles of incorporation or bylaws of the Company or its Subsidiary; (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Encumbrances on the assets of the Company or its Subsidiary (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon the Company or its Subsidiary; (iii) assuming compliance with the matters referred to in Sections 3.11 and 4.5, violate any governmental or non-governmental permit or license or, to the Knowledge of the Company, any Law or Order to which the Company or its Subsidiary is subject; or (iv) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (ii), (iii) or (iv) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to cause a Material Adverse Effect or to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          Section III.3  Capitalization of the Company.  The authorized
                         -----------------------------
capital stock of the Company consists of 250 shares of Common Stock, par value $4.00 per share, of which 250 shares are validly issued and outstanding. The Shares constitute all the issued and outstanding capital stock of the Company, have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Seller, and when transferred at the Closing will be, free and clear of any Encumbrances, other than such Encumbrances which were incurred by Purchaser or caused to be incurred by the Company or its Subsidiary by Purchaser as a result of the transactions contemplated by this Agreement. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. The Company has the power and authority to own or lease its assets and to carry on its business substantially as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect.

          Section III.4  Subsidiary of the Company.  The Company owns directly
                         -------------------------
securities representing fifty-one percent (51%) of the aggregate voting power of Palmetto Lime, LLC, a limited liability company organized and existing under the laws of the state of South Carolina (hereinafter referred to as the

"Subsidiary").  All membership interests of the Subsidiary owned by the Company
 ----------
are free and clear of all Encumbrances, other than such Encumbrances which were incurred by Purchaser or caused to be incurred by the Company or any Subsidiary by Purchaser as a result of the transactions contemplated by this Agreement, and all such membership interests are duly authorized, validly issued, fully paid and nonassessable. The Company does not own an equity or other ownership interest in any Person other than the Subsidiary. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There is no obligation of the Company or Seller to purchase any equity of the Subsidiary. The Subsidiary does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the unitholder of the Subsidiary on any matter. The Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the power and authority to own or lease its assets and to carry on its business substantially as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect.

          Section III.5  Financial Statements; Liabilities.  (a)  Attached
                         ---------------------------------
hereto as Schedule 3.5 is a copy of the unaudited consolidated balance sheets of the Business as of December 31, 1998 and the unaudited consolidated statements of operations for the year ended December 31, 1998 and cash flows for the Business for the six months ended December 31, 1998 (collectively, with any notes thereto, the "Financial Statements"). The Financial Statements have been
                    --------------------
prepared in accordance with GAAP applied on a consistent basis (except as may be noted therein, including no accrual for federal income taxes), and present fairly, in all material respects, the consolidated financial position and the consolidated results of operations of the Business as of December 31, 1998, except that the Financial Statements (i) are not a complete set of the financial statements required by GAAP, (ii) do not have full footnote disclosure required by GAAP and (iii) do not follow the presentation requirements of GAAP.

          (b) There are no Liabilities of the Company or its Subsidiary, other than Liabilities (i) reflected or reserved against on the Financial Statements or otherwise set forth in this Agreement; (ii) incurred since the date of the Financial Statements (A) in the ordinary course of business, consistent with past practice, of the Company and its Subsidiary or (B) except as do not or would not reasonably be expected to have a Material Adverse Effect; or (iii) that are specifically exempt from disclosure in the Disclosure Schedule pursuant to the express terms of the provisions of this Agreement (other than this Section 3.5(b)) requiring such disclosure.

          Section III.6  Absence of Certain Changes or Events.  Since
                         ------------------------------------
September 30, 1998, and with respect to clause (iii) below, since December 31, 1998, the Company and its Subsidiary have conducted the Business only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such Business consistent with past practice and there has not been (i) any adverse change in the Business, except those changes that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or its Subsidiary not covered by insurance; (iii) any material change by the Company in Tax or accounting principles, practices or methods; (iv) any labor dispute, other than routine matters, which has had or is reasonably likely to have a Material Adverse Effect; (v) except for increases or amendments in the ordinary and usual course of business consistent with past practice or as required by Law, any material increase in the compensation payable or to become payable by the Company or its Subsidiary to any of their directors, officers or employees or any increase in the benefits under, or adoption of, any bonus, insurance, pension or other employee benefit plan, payment or arrangement, for or with any such directors, officers or employees;
(vi) made any material changes in the customary methods of operations of the Company or the Subsidiary, including, without limitation, practices and policies relating to manufacturing, purchasing, inventories, marketing, selling and pricing; (vii) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice; (viii) other than in connection with the Subsidiary, made any capital expenditure or commitment for any capital expenditure in excess of $50,000 individually or $250,000 in the aggregate; (ix) entered into any Contracts calling for an exchange value of more than $250,000;
(x) except as set forth on Schedule 3.10 of the Disclosure Schedule, entered into any material agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or affiliate of such Person); (xi) written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any inventories or receivables or revalued any assets of the Company or the Subsidiary other than in the ordinary course of business consistent with past practice and in accordance with GAAP; (xii) other than in the ordinary course of business, amended, modified or consented to the termination of any Contract or the Company's or the Subsidiary's rights thereunder; (xiii) amended or restated the Certificate of Incorporation or the By-laws (or other organizational documents) of the Company or the Subsidiary;
(xiv) any indebtedness incurred or loan or guarantee of indebtedness made or
(xv) permitted or allowed any of the Assets to be subjected to any Encumbrance, other than Permitted Encumbrances.

          Section III.7  Title to Properties; Absence of Liens and Encumbrances,
                         -------------------------------------------------------
Etc.    (a) Schedule 3.7(a)(i) hereto lists all leases and subleases of real
----
property entered into by the Company or its Subsidiary at the locations described thereon as of the date hereof. Schedule 3.7(a)(ii) hereto lists all properties owned by the Company or its Subsidiary as of the date hereof (the

"Owned Real Property").  Except as set forth on Schedule 3.7(a)(iii) hereto,
--------------------
each of the Company and the Subsidiary has good and marketable title to the Owned Real Property and a valid and binding leasehold interest in, the leases and subleases of real property under which the Company or the Subsidiary, as the case may be, is the lessee or sublessee (the "Leased Real Property") free and
                                               --------------------
clear of any Encumbrances, except for: (i) any Encumbrances reflected in the Financial Statements; (ii) any Encumbrances which, alone or in the aggregate, would not be reasonably likely to have a Material Adverse Effect; (iii) any Encumbrances for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (iv) except as would not reasonably be expected to have a Material Adverse Effect, any mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens and encumbrances arising in the ordinary and usual course of business consistent with past practice or being contested in good faith by appropriate proceedings; (v) easements, rights of way or other similar matters or restrictions or exclusions which would be shown by a current title report or other similar report which do not or would not reasonably be expected to materially adversely affect the operation of the Business at such location as the Business is currently being conducted at such location; and (vi) any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection which do not or would not reasonably be expected to materially adversely affect the operation of the Business at such location as the Business is currently being conducted at such location (clauses (i) through (vi) are collectively referred to herein as

"Permitted Encumbrances").
-----------------------

          (b) Neither the Company nor its Subsidiary is in default under any lease or sublease with respect to any Leased Real Property, except defaults which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          Section III.8  Litigation.  There are, as of the date hereof, no
                         ----------
claims, actions, suits, proceedings or investigations pending, or to the Knowledge of Seller and the Company, threatened, against the Company or its Subsidiary at law, in equity or otherwise, in, before, or by, any court or Governmental Entity or authority which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

          Section III.9  Compliance with Law.  The Business is not being
                         -------------------
conducted in violation of any applicable Law, and all governmental approvals, permits and licenses required to conduct the Business have been obtained, except for any noncompliance which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect; it being understood that nothing in this representation is intended to address any compliance issue that is (i) related to any Environmental Law or (ii) the subject of any other representation or warranty set forth herein.

          Section III.10  Contracts. (a) Within 7 days after the date hereof,
                          ---------
Seller shall deliver to Purchaser, Schedule 3.10(a) which shall set forth the following Contracts to which the Company or its Subsidiary is a party on the date hereof:

          (i) (A) any Contract of the Company (other than a lease or sublease to which the Company is a party) the performance of which involved aggregate consideration in excess of $250,000.00 and which agreement is not cancellable, without penalty, by the Company on not more than ninety (90) days' notice;

          (B) any Contract of the Subsidiary (other than a lease or sublease to which the Subsidiary is a party) the performance of which involved aggregate consideration in excess of $1,000,000.00 and which agreement is not cancellable, without penalty, by the Subsidiary on not more than ninety (90) days' notice;

               (ii)   any collective bargaining agreement;

               (iii)  any employment agreement;

               (iv) any agreement which relates to indebtedness owed by the Company or its Subsidiary, or the guarantee thereof;

               (v) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts and agreements to which the Company or its Subsidiary is a party;

               (vi) (A) all Contracts with independent contractors or consultants to which the Company is a party and which are not cancellable without penalty or further payment and without more than 30 days' notice;

                      (B) all Contracts with independent contractors or consultants, the performance of which involved aggregate consideration in excess of $1,000,000.00 to which the Subsidiary is a party and which are not cancellable without penalty or further payment and without more than 30 days' notice;

               (vii) all Contracts with any Governmental Entity to which the Company or its Subsidiary is a party;

               (viii) all Contracts that limit or purport to limit the ability of the Company or its Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

               (ix) all Contracts between or among the Company or its Subsidiary on the one hand and Seller or any affiliate of Seller on the other hand; and

               (x) any other Contracts which are material to the Company and its Subsidiary, taken as a whole, the absence of which would have a Material Adverse Effect.

          (b) Seller shall, within 7 days of the date of this Agreement, make available to Purchaser a correct and complete copy of each Contract listed in
Schedule 3.10(a), together with any and all amendments or modifications thereto. Subject to such exceptions that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect, each such Contract is valid, binding, enforceable, and in full force and effect, the Company is not in breach or default under any such Contract and no event has occurred which, with or without notice or lapse of time or both, would constitute a breach or default, or permit termination, modification, or acceleration, under such Contract.

          Section III.11  Consents and Approvals.  Other than the filings
                          ----------------------
and/or notices (i) set forth in Schedule 3.11; (ii) under the HSR Act; or (iii) in connection with any Leased Real Property, no notices, reports or other filings are required to be made by Seller, the Company or its Subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Seller, the Company or its Subsidiary from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement.

          Section III.12  Tax Matters.  Except as set forth in Schedule 3.12,
                          -----------
(i) all material Tax Returns that are required to be filed by or with respect to the Seller's Group, including the Company and its Subsidiary, have been timely and duly filed, and such Tax Returns are true, correct and complete in all material respects; (ii) all material Taxes shown to be due on the Tax Returns referred to in clause (i) or otherwise due have been paid in full; (iii) the Tax Returns referred to in clause (i) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, and no notice has been received by Seller's Group regarding an actual or threatened examination for a taxable period for which the period of assessment of Taxes has not expired and for which the

Company or its Subsidiary may be liable; (iv) all material deficiencies asserted or assessments made as a result of such examinations have been paid in full; (v) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause
(i) are currently pending; (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Seller's Group; (vii) no tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement; (viii) no consent under Section 341(f) of the Code has been or will be filed with respect to the Company or the Subsidiary; (ix) there are no Tax liens on any assets of the Company or its Subsidiary except for Tax liens in respect of Taxes not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (x) neither Seller nor the Subsidiary is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; and (xi) neither the Company nor its Subsidiary has or is projected to have any amount includible in income under Sections 951 or 1293 of the Code.

          Section III.13  Intellectual Property.
                          ---------------------

          (a) Schedule 3.13(a) sets forth a list and brief description of (i) all material patents, patent applications, registered trademarks, trademark applications, registered copyrights and copyright applications that are owned by the Company or its Subsidiary and used in the Business; and (ii) all agreements under which the Company or its Subsidiary are licensed or otherwise permitted, or license or otherwise permit a third party, to use patents, trademarks and copyrights which are material to the Business.

          (b) (i) The Company and its Subsidiary directly or indirectly own, or are licensed or otherwise possess valid rights to use, all Intellectual Property used in the Business as currently conducted, with such exceptions, individually or in the aggregate, as have not had and would not be reasonably likely to have a Material Adverse Effect and (ii) no Person is challenging or, to the Knowledge of the Company, infringing or otherwise violating the Intellectual Property of the Company and its Subsidiary, except in each case for challenges, infringements or violations, which individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          Section III.14  Labor Matters.  Except as set forth on Schedule
                          -------------
3.10(a), neither the Company nor its Subsidiary is a party to any collective bargaining agreement respecting its employees, nor is there pending, or to the Knowledge of the Seller threatened, any strike, walkout or other work stoppage or any union organizing effort by or respecting the employees.

          Section III.15  Employee Benefits.
                          -----------------

          (a) Set forth on Schedule 3.15(a) of the Disclosure Schedule is a complete and correct list of all "employee benefit plans" as defined by Section 3(3) of ERISA, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract, or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten), and any trust, escrow or other agreement related thereto, which provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee, or service provider of the Company or its Subsidiary, or the dependents of any thereof, regardless of whether funded (the "Company Plans"). Schedule 3.15(a) of the
                                   -------------
Disclosure Schedule identifies as such any Company Plan that is (i) a "defined benefit plan" (as defined in Section 414(l) of the Code); (ii) any other plan intended to meet the requirements of Section 401(a) of the Code; (iii) a "multiemployer plan" (as defined in Section 3(37) of ERISA); and (iv) any other plan which is subject to Title IV of ERISA, other than a multiemployer plan.

          The Company has delivered or made available to Purchaser true, accurate and complete copies of (i) the documents comprising each Company Plan (or, with respect to any Company Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of the Company or its Subsidiary); (ii) all trust agreements, insurance contracts or any other funding instruments related to the Company Plans; (iii) all rulings, determination letters, no-action letters or advisory opinions from the IRS, U.S. Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC"), or any
                                                                ----
other federal or state authority that pertain to each Company Plan and any open requests therefor; (iv) the most recent actuarial and financial reports (audited and/or unaudited) and the annual reports filed with any government agency with respect to the Company Plans during the current year; and (v) all summary plan descriptions and any memoranda, employee handbooks and other written communications regarding the Company Plans.

          (b) All Company Plans are in substantial compliance with all applicable laws, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company has received a favorable
                          -----
determination letter from the IRS with respect to each Company Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a

"Pension Plan") and which is intended to be qualified under Section 401(a) of
-------------
the Code and the Company is not aware of any circumstances likely to cause the revocation of any such letter. As of the date hereof, there is no material pending or, to the Knowledge of the Company, threatened litigation relating to the Company Plans. Neither the Company nor the Subsidiary has engaged in any transactions with respect to any Company Plan that, assuming the "taxable period" (as defined in Section 4975 of the Code) with respect to such transaction expired as of the date hereof, would subject the Company or its Subsidiary to a material tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

          (c) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or its Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor, to the
                     ---------------
Company's Knowledge, any ERISA Affiliate has any Liability or has Knowledge of any facts or circumstances that might give rise to any Liability of the Company or its Subsidiary and the transactions contemplated under this Agreement will not result in any Liability (i) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code; (ii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code; (iii) for any excise tax imposed by Section 4971 of the Code; or (iv) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code. Neither the Company nor its Subsidiary has contributed to or maintained any defined benefit plan during the past six years other than the plan(s) set forth on Schedule 3.15(a)(i) of the Disclosure Schedule. Neither the Company nor its Subsidiary has contributed, or been obligated to contribute, to a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) at any time during the six-year period prior to the date hereof. Neither the Company, nor its Subsidiary, nor any ERISA Affiliate has withdrawn from any multiemployer plan with respect to which there is any outstanding Liability to the Company or its Subsidiary as of the date of this Agreement. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, had been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

          (d) All contributions required to be made by the Company or its Subsidiary under the terms of any Company Plan as of the date hereof have been timely made or have been reflected in the Financial Statements. The Company and its Subsidiary have made required entries in their financial statements and statements for all obligations and liabilities under the Company Plans that have accrued but are not yet payable. Neither any Pension Plan nor any single employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) whether or not waived. Neither the Company nor its Subsidiary has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Since the last valuation date for such Pension Plan, no event has occurred or circumstance exists that would substantially increase the amount of benefits under such plan.

          (e) The consummation of the transactions contemplated by this Agreement will not (x) entitle any of the employees of the Company or its Subsidiary to severance pay (other than severance pay described in Section 6.4(a)), (y) accelerate the time of payment or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Plans or (z) result in any breach or violation of, or a default under, any of the Company Plans.

          (f) There is no bonus payable by Seller, the Company or its Subsidiary to any director, officer or other employee of Seller, the Company or its Subsidiary in connection with the transactions contemplated by this Agreement.

          Section III.16  Environmental Matters  .  (a)  Except as would not be
                          ---------------------
reasonably likely to have a Material Adverse Effect, the Company and its Subsidiary (i) are in compliance with applicable Environmental Laws; (ii) have not received any written notices from any Governmental Entity alleging the violation of or Liabilities or potential Liability under, any applicable Environmental Law; (iii) are not the subject of any court order, administrative order or decree arising under any Environmental Law; (iv) have not generated, stored, used, emitted, discharged or disposed of any Hazardous Substance except as permitted under applicable Environmental Laws; and (v) do not have any contamination on any Leased Real Property or Owned Real Property which requires remediation or other action under any applicable Environmental Law.

          (b) Notwithstanding any other representation in this Article III, this
Section 3.16 constitutes the sole representation of the Company and its Subsidiary with respect to any Environmental Law or any Hazardous Substance.

          Section III.17  Insurance.  Schedule 3.17 hereto lists all material
                          ---------
insurance policies maintained by or on behalf of the Company or its Subsidiary.

          Section III.18  Brokers and Finders.  Other than Wasserstein Perella
                          -------------------
& Co., Inc. and J.P. Morgan & Co., Inc., Global, Seller, the Company and its Subsidiary have not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof, or if the Closing does not occur. Global and Seller agree to bear all costs they incur, including fees and expenses of Wasserstein Perella & Co., Inc. and J.P. Morgan & Co., Inc., in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein.

          Section III.19  Lime Reserves .  The amount of reserves at each of
                          -------------
the Texas and Virginia sites owned by the Company or its Subsidiary, in the aggregate, are no less than 50 years at current production levels.

          Section III.20  Assets.  (a) Either the Company or its Subsidiary,
                          ------
as the case may be, owns, leases or has the legal right to use all the properties and assets necessary to be used in the conduct of the Business in substantially the same manner as conducted prior to the date hereof (all such properties and assets being the "Assets"). Either the Company or its
                                 ------
Subsidiary, as the case may be, has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

          (b) Since December 31, 1998, the Company has caused the Assets to be adequately maintained and all the Assets are in good operating condition and repair, except as would not have, or reasonably be expected to have, a Material Adverse Effect.

          (c) Following the Closing, neither the Company nor its Subsidiary shall incur any material penalty or other material adverse consequence, including, without limitation, any material increase in rentals, royalties or licenses or other fees imposed solely as a result of, or arising solely from, the consummation of the transactions contemplated by this Agreement.

          Section III.21  Capital Expenditures.  (a) To the knowledge of
                          --------------------
Seller, the cost for the first phase (the "First Phase") of construction of the
                                           -----------
Subsidiary's plant in Charleston, South Carolina (the "Plant") shall not exceed
                                                       -----
$29.7 million.

          (b) At the end of the First Phase, such Plant will be in an operable condition that is consistent with the specifications set forth in the 800 TPB Vertical Kiln Lime Plant Contract between the Subsidiary and Ferenco Corporation.

          Section III.22  No Other Representations or Warranties  .  Except for
                          --------------------------------------
the representations and warranties contained in this Article III, neither Seller, the Company, its Subsidiary nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, the Company or its Subsidiary.


                                  ARTICLE IV

                  Representations and Warranties of Purchaser
                  -------------------------------------------

          Purchaser represents and warrants to Seller as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

          Section IV.1  Organization and Authority of Purchaser.  Purchaser is
                        ---------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite corporate or similar power and authority, and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles. The execution, delivery and performance of this Agreement by Purchaser do not, and the consummation by Purchaser of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Purchaser; (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Purchaser (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Purchaser; (iii) to the Knowledge of Purchaser, assuming compliance with the matters referred to in Sections 3.11 and 4.5, violate any Law, Order or governmental or non-governmental permit or license to which Purchaser is subject; or (iv) any change in the rights or obligations of any party under any of the Contracts to which Purchaser is party, except, in the case of clause
(ii), (iii) or (iv) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to materially delay or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement.

          Section IV.2  Brokers and Finders.  Other than Schroder & Co. Inc.,
                        -------------------
Purchaser has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof, or if the Closing does not occur. Purchaser agrees to bear all costs it incurs, including fees and expenses of Schroder & Co. Inc., in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein.

          Section IV.3  Financial Capability.  On the Closing Date Purchaser
                        --------------------
shall have sufficient funds to purchase the Shares on the terms and conditions contemplated by this Agreement.

          Section IV.4  Securities Act.  Purchaser is acquiring the Shares
                        --------------
solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Purchaser acknowledges that the Shares are not registered under the Securities Act or any applicable state securities law, and that such Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

          Section IV.5  Consents and Approvals.  Other than the filings and/or
                        ----------------------
notices under the HSR Act, no notices, reports or other filings are required to be made by Purchaser or its affiliates with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Purchaser or its affiliates from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby.

          Section IV.6  No Other Representations or Warranties.  Except for
                        --------------------------------------
the representations and warranties contained in this Article IV, neither Purchaser nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Purchaser.


                                   ARTICLE V

                                  Tax Matters
                                  -----------

          Section V.1  Section 338(h)(10).  (a)  Election.  At the option of
                       ------------------
the Purchaser, Seller and Purchaser shall make a joint election under Section 338(h)(10) of the Code, and shall make any comparable elections available under the laws of any state or local jurisdiction with respect to the purchase of the Shares (collectively, the "Section 338 Elections"). Seller represents that its
                           ---------------------
sale of the Shares is eligible for, and Purchaser represents that it is qualified to make, the election under Section 338(h)(10) of the Code. Purchaser and Seller shall comply fully with all filing and other requirements necessary to effectuate such Section 338 Elections on a timely basis, and agree to cooperate with each other in good faith in connection with the making of such
Section 338 Elections. Seller shall pay any Taxes attributable to the Section 338 Elections and will indemnify Buyer in accordance with Section 5.2(a) against any adverse consequence arising out of any failure to make the Section 338 Elections, or to pay the resulting Taxes.

          (b) For purposes of making the Section 338 Elections, the Purchaser shall determine the value of the intangible and tangible assets of the Company and shall provide Seller, within one hundred twenty (120) days of the due date for the filing of the Section 338(h)(10) election under the Code, with an allocation of the Purchaser's "adjusted grossed-up basis" in the Shares (within the meaning of the Treasury Regulations) of the Company to such assets (the

"Allocation").  The Allocation shall be binding upon the Purchaser and Seller
-----------
for purposes of allocating the "deemed selling price" (within the meaning of the Treasury Regulations) among the assets of the Company; provided, however, that
                                                       --------  -------
if the Seller believes that all or a portion of the Allocation is materially incorrect, and notifies the Purchaser of such belief, in writing, within fifteen
(15) days of Seller's receipt of the Allocation, the CPA Firm shall determine, within thirty (30) days of the due date for the filing of the Section 338(h)(10) election under the Code, whether the Allocation is materially incorrect and such determination shall be final and binding on the parties. If the CPA Firm determines the Allocation (or any portion thereof) is materially incorrect the Purchase and Seller shall be bound by the Allocation as adjusted by the CPA Firm. The Purchaser and Seller agree to file their Tax Returns, and any other reports required by the Code, in accordance with the Allocation as finally determined, and neither Seller nor Purchaser shall take any position with a Tax authority that is inconsistent with the Allocation.

          Section V.2  Liability for Taxes and Related Matters.  (a)
                       ---------------------------------------
Liability for Taxes. Except to the extent treated as a liability in the calculation of Closing Date Net Asset Value, Seller shall be liable for and indemnify Purchaser for all Taxes, including, without limitation, any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Company or the Subsidiary and Taxes resulting from the Company or the Subsidiary ceasing to be a member of Seller's Group, or attributable to the
Section 338 Elections, (i) imposed on Seller's Group (other than the Company or the Subsidiary) for any taxable year; or (ii) imposed on the Company or the Subsidiary or for which the Company or the Subsidiary may otherwise be liable for any taxable year or period that ends on or before the Closing Date or, with respect to any taxable year or period beginning before and ending after the Closing Date, for the portion of such taxable year ending on and including the Closing Date. Except as set forth in Section 5.2(e), or to the extent treated as an asset in the calculation of Closing Net Asset Value, Seller shall be entitled to any refund of Taxes of the Company received for such periods. Notwithstanding the foregoing, the indemnity provided herein extends only to costs borne directly or indirectly by Purchaser and does not extend to costs borne by any other party, including without limitation any other holder of limited liability company membership interests in the Subsidiary.

          (b) Except to the extent treated as an asset in the calculation of Closing Net Asset Value, Purchaser shall be liable for and indemnify Seller for the Taxes of the Company and the Subsidiary for any taxable year or period that begins after the Closing Date or, with respect to any taxable year or period beginning before and ending after the Closing Date, for the portion of such taxable year beginning after the Closing Date. Except to the extent treated as a liability in the calculation of Closing Net Asset Value, Purchaser shall be entitled to any refund of Taxes of the Company received for such periods. Notwithstanding the foregoing, the indemnity provided herein extends only to costs borne directly or indirectly by Seller and does not extend to costs borne by any other party, including without limitation any other holder of limited liability company membership interests in the Subsidiary.

          (c) Taxes for Short Taxable Year. For purposes of Sections 5.2 (a) and (b), whenever it is necessary to determine the liability for Taxes of the Company or the Subsidiary for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of the Company and the Subsidiary for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the Company and Subsidiary each had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

          (d) Adjustment to Purchase Price. Any payment by Purchaser or Seller under this Section 5.2 will be an adjustment to the Purchase Price.

          (e) Refunds from Carrybacks. If Seller becomes entitled to a refund or credit of Taxes for any period for which it is liable under Section 5.2(a) to indemnify Purchaser and such Taxes are attributable solely to the carryback of losses, credits or similar items attributable to the Company and from a taxable year or period that begins after the Closing Date, Seller shall promptly pay to the Purchaser the amount of such refund or credit together with any interest thereon. In the event that any refund or credit of Taxes for which a payment has been made is subsequently reduced or disallowed, the Purchaser shall indemnify and hold harmless the Seller for any Tax liability, including interest and penalties, assessed against Seller by reason of the reduction or disallowance.

          (f Tax Returns. Seller shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company and Subsidiary for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns, and Purchaser shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company and Subsidiary for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns. Seller shall pay Purchaser the Taxes for which Seller is liable pursuant to Section 5.2(a) but which are payable with Tax Returns to be filed by Purchaser pursuant to the previous sentence within 10 Business Days prior to the due date for the filing of such Tax Returns.

          (g Contest Provisions. Purchaser shall promptly notify Seller in writing upon receipt by Purchaser, any of its affiliates or the Company of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may materially affect the tax liabilities of the Company or the Subsidiary for which Seller would be required to indemnify Purchaser pursuant to Section 5.2(a), provided that failure to comply with this provision shall not affect Purchaser's right to indemnification hereunder. Seller shall have the sole right to represent the Company's and the Subsidiary's interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of the Purchaser, the Company or the Subsidiary for any period after the Closing

Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Purchaser. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Seller has indemnified the Purchaser against the effects of any such settlement.

          Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by Seller pursuant to Section 5.2(a) and, with the written consent of Purchaser, and at its sole expense, may assume the entire defense of such Tax claim. None of Purchaser, the Company or the Subsidiary may agree to settle any Tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by Seller under Section 5.2(a) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

          (h   Termination of Tax Allocation Agreements.  Any tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by Seller or any member of Seller's Group and the Company shall be terminated as to the Company as of the Closing Date, and no payments which are owed by or to the Company pursuant thereto shall be made thereunder, except to the extent such obligation is reflected on the Closing Balance Sheet.

          Section V.3  Transfer Taxes.  All applicable sales, transfer
                       --------------
recording, deed, stamp and other similar Taxes which may be imposed on or assessed against Purchaser, Seller or any of their respective Subsidiaries as a result of or in connection with Purchaser's acquisition of the Shares, including but not limited to any real property transfer taxes, shall be borne 50% by Purchaser and 50% by Seller.

          Section V.4  Information to be Provided by Purchaser.  With respect
                       ---------------------------------------
to the taxable year of Seller ending December 31, 1998 and the portion of Seller's current taxable year prior to the Closing Date, Purchaser shall promptly cause the Company to prepare and provide to Seller a package of Tax information materials reasonably requested by Seller (the "Tax Package"), which shall be completed in accordance with past practice including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of income of the Company and the Subsidiary. Purchaser shall cause the Tax Package for the portion of the taxable period ending on the Closing Date to be delivered to Seller within one hundred twenty (120) calendar days after the receipt of such request from Seller.

          Section V.5  Assistance and Cooperation.  After the Closing Date,
                       --------------------------
each of Seller and Purchaser shall:

          (a    assist (and cause their respectiv e affiliates to assist) with reasonable requests from the other party regarding the preparation of any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Article V;

          (b    cooperate fully with reasonable requests from the other party regarding the preparation for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company or the Subsidiary;

          (c    make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company or the Subsidiary;

          (d    provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Company or the Subsidiary for taxable periods for which the other may have a liability under this Article V; and

          (e    furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

          Section V.6  Section 1445.  At the Closing, Seller shall deliver to
                       ------------
Purchaser an affidavit, in a form reasonably satisfactory to Purchaser, stating under penalties of perjury the Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Code.


                                  ARTICLE VI

                             Certain Covenants and
                      Agreements of Seller and Purchaser
                      ----------------------------------

          Section VI.1  Access and Information.  (a)  Seller shall permit
                        ----------------------
Purchaser and its representatives after the date of execution of this Agreement until the Closing Date to have complete access, during regular business hours and reasonable non-business hours and upon reasonable advance notice, to the real property owned or leased by the Company and its Subsidiary and to the officers and operating level employees of the Company and its Subsidiary, and shall promptly make available, or cause to be promptly made available, to Purchaser any financial and operating data and all other information that is available with respect to the Business and properties of the Business as Purchaser shall from time to time reasonably request and shall use its reasonable best efforts to arrange meetings with third parties as reasonably requested by Purchaser and shall permit Phase I environmental assessments; provided, however, that Purchaser shall not permit any of its
             --------  -------
operating personnel or other personnel responsible for pricing matters to have access to any information obtained from the Company or its Subsidiary relating to current or future pricing matters.

          (b   All information provided or obtained pursuant to clause (a) above shall be held by Purchaser in accordance with and subject to the terms of the Confidentiality Agreement, dated February 10, 1999, between Purchaser and Seller (the "Confidentiality Agreement").
      -------------------------

          Section VI.2  Registrations, Filings and Consents  .  (a)  Seller and
                        -----------------------------------
Purchaser will cooperate and use their respective reasonable best efforts to fulfill the conditions precedent to the other party's obligations hereunder, including but not limited to, securing as promptly as practicable all consents, approvals, waivers and authorizations required, necessary or desirable in connection with the transactions contemplated hereby. Purchaser and Seller will promptly file documentary materials required by the HSR Act and each of the items listed in Schedule 3.11 and Schedule 4.5 and promptly file any additional information requested as soon as practicable after receipt of request thereof; provided; that each party shall duly file with the FTC and the Antitrust
--------  ----
Division the notification and report form (the "Report") required under the HSR
                                                ------
Act with respect to the sale and purchase of Shares no later than ten (10) Business Days after the date hereof. Purchaser and Seller shall use their respective reasonable best efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. Notwithstanding the foregoing, Purchaser shall be under no obligation to sell or dispose any of the assets of the Company or its Subsidiary acquired pursuant to this Agreement, or any assets or businesses of Purchaser, in order to complete the transactions contemplated herein.

          (b   Without limiting the foregoing, each party agrees, if necessary, to litigate in good faith any judicial action brought by any Governmental Entity seeking the entry of a preliminary or permanent injunction to enjoin, in whole or in part, the transactions contemplated herein.

          Section VI.3  Conduct of Business.  (a)  Prior to the Closing, and
                        -------------------
except as otherwise expressly provided for by this Agreement or consented to or approved by Purchaser in writing, which consent shall not be unreasonably withheld or delayed, Seller covenants and agrees that the Company and its Subsidiary shall, and Seller shall cause the Company and its Subsidiary to, operate the Business only in the ordinary and usual course consistent with past practice.

          (b   Without limiting the generality of the foregoing, prior to the
Closing, except as otherwise expressly provided for by this Agreement or consented to or approved by Purchaser in writing, which consent shall not be unreasonably withheld or delayed, the Company shall not, and covenants and agrees to cause its Subsidiary not to: (i) change the authorized or issued capital stock of the Company or its Subsidiary; (ii) grant any stock option, warrant, or other right to purchase shares of the capital stock of the Company or its Subsidiary; (iii) issue any security convertible into the capital stock of the Company or its Subsidiary;
(iv) grant any registration rights in respect of the capital stock of the Company or its Subsidiary; (v) reclassify, combine, split, subdivide, purchase, redeem, retire, issue, sell, or otherwise acquire or dispose, directly or indirectly, of any shares of the capital stock of the Company or its Subsidiary;
(vi) amend any term of any outstanding security of the Company or its Subsidiary; (vii) declare, set aside or pay any dividend (whether in cash, securities or other property) or otherwise make any distribution or payment in respect of the shares of the capital stock of the Company; (viii) sell or pledge any stock or other equity interests owned by the Company in its Subsidiary; (ix) issue or sell any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same of the Company or its Subsidiary; (x) sell, transfer, lease, sublease, license or otherwise dispose of any material property or assets, real personal or mixed (including, without limitation, leasehold interests and intangible assets) other than the sale of inventory in the ordinary course of business consistent with past practice; or
(xi) take any of the actions specified in Section 3.6.

          Section VI.4  Employee Benefit Plans.
                        ----------------------

          (a   Purchaser shall, or shall cause the Company and its Subsidiary to, during the period commencing at the Closing Date and ending on the second anniversary thereof, provide employees and former employees of the Company and its Subsidiary with employee benefit plans, programs, policies and arrangements which in the aggregate are no less favorable than those provided to such employees as of the date of this Agreement, specifically to include the understanding that should an employee of the Company be terminated by Purchaser within two years from the date of sale that he or she will receive the severance benefits described under Section 2.2(a) of the Global Industrial Technologies Employee Severance Pay Plan in the same manner and under the same terms, limits, conditions, and restrictions as if such benefits were paid pursuant to such severance plan, offset by any benefit due to the employee by the Purchaser or any affiliate of the Purchaser. Employees of the Company and its Subsidiary shall be given credit under each employee benefit plan, program, policy or arrangement of Purchaser in which the employees are eligible to participate for all service with the Company, its Subsidiary and their affiliates and predecessor employers for all purposes, unless such service credit would result in the duplication of benefits. Purchaser shall honor in accordance with their terms, all benefit obligations and other contractual rights to current and former employees of the Company and its Subsidiary existing as of the Closing Date, as well as all employment or severance agreements, plans or policies of the Company and its Subsidiary; this obligation shall apply only to those obligations, contracts, agreements, plans, and policies which are listed in
Schedule 3.15 of the Company Disclosure Schedule. Purchaser shall also have the right to amend or terminate any such obligation, contract, agreement, plan, or policy to the same extent the Seller, the Company, or its Subsidiary could have taken any such action as of the date of this Agreement; provided, however, that no change may be made which
                            --------  -------
would decrease the benefits provided for in the first two sentences of this
Section 6.4(a). Except as scheduled, the Company will not amend, modify or terminate any of the Company Plans without the express written consent of Purchaser, except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code.

          (b    If employees of the Company or its Subsidiary become eligible to participate in a medical, dental or health plan of Purchaser, Purchaser shall cause such plan to (i) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans covering such employees at the Closing Date (the "Company Welfare Plans") and (ii) honor
                                         ---------------------
any deductible and out-of-pocket expenses incurred by the employees and their beneficiaries under the Company Welfare Plans during the portion of 1999 preceding the Closing Date. If employees of the Company or its Subsidiary become eligible to participate in a group term life insurance plan maintained by Purchaser, Purchaser shall cause such plan to waive any medical certification for such employees up to the amount of coverage the employees had under the life insurance plan covering such employees at the Closing Date (but subject to any limits on the maximum amount of coverage under Purchaser's life insurance plan).

          (c   Purchaser shall establish or designate a defined benefit plan
(the "Transferee Plan") intended to be qualified under Section 401(a) of the
      ---------------
Code which covers employees of the Company and its Subsidiary who were participants in the Global Industrial Technologies, Inc. Retirement Income Plan (the "Employee Pension Benefit Plan"). Seller agrees to cause the transfer from
      -----------------------------
the trust or trusts funding the Employee Pension Benefit Plan to the trust or trusts or other funding agent of the Purchaser Transferee Plan, in cash, securities, other property or a combination thereof, as reasonably determined by Seller, of an amount equal to (X) less (Y) as adjusted by (Z), where (X) is the amount equal to the "accumulated benefit obligation" (as defined in Statement of Financial Accounting Standards No. 87) under the Employee Pension Benefit Plan with respect to the current employees, retirees, and vested former employees of the Company and its Subsidiary who were participants in the Employee Pension Benefit Plan on the Closing Date (the "Employee Pension Benefit Plan
                                       -----------------------------
Participants"), as determined by the actuary for the Employee Pension Benefit
------------
Plan in accordance with paragraph (d) below; where (Y) equals aggregate payments made from the trust relating to the Employee Pension Benefit Plan in respect of Employee Pension Benefit Plan Participants from the Closing Date through the date of complete transfer; and where (Z) equals the amount of the net earnings or losses, as the case may be, from the Closing Date through the date of transfer, on the average of the daily balances of (X) and (Y) and based upon the actual rate of return earned by the Employee Pension Benefit Plan during such period. Notwithstanding the foregoing provisions of this Section, each such transfer shall be adjusted, if and to the extent necessary, to comply with
Section 414(l) of the Code and the regulations promulgated thereunder. Notwithstanding anything contained herein to the contrary, in no event shall such transfer take place until the Purchaser furnishes to Seller a favorable determination letter from the Internal Revenue Service with respect to the qualification of the Purchaser Transferee Plan under Section 401(a) of the Code. Pending completion of such transfer, Seller and Purchaser shall make arrangements for any required payments to the Employee Pension Benefit Plan Participants from the Employee Pension Benefit Plan. Seller and Purchaser shall provide each other with access to information reasonably necessary to carry out the provisions of this paragraph.

          (d   As soon as practicable following the Closing Date, but in no event later than 60 days thereafter, Seller's actuary ("Seller's Actuary") shall
                                                        ----------------
deliver to Purchaser a certification of the actuarial present value (as of the Closing Date) of the accrued benefit under the Employee Pension Benefit Plan with respect to the Employee Pension Benefit Plan Participants; provided,
                                                                --------
however, that the actuarial present value of such accrued benefit shall be
-------
calculated utilizing the actuarial assumptions set forth in Employee Pension Benefit Plan.

          Purchaser's actuary ("Purchaser's Actuary") shall have 30 days to
                                -------------------
review such certification and to notify Seller of any disputes Purchaser may have relating to such certification. Purchaser's notice to Seller of any dispute shall specify in detail all points of disagreement and demand that a review of such dispute (a "Pension Review") be conducted. Purchaser and Seller
                           --------------
shall promptly cause Seller's Actuary and Purchaser's Actuary to consult with respect to such points of disagreement in an effort to resolve all disputes. If Purchaser's Actuary and Seller's Actuary are unable to resolve such disputes within 30 days of Seller's receipt of notice of a Pension Review, Purchaser's Actuary and Seller's Actuary shall jointly select a firm of independent actuaries which has not performed any service since January 1, 1995 for Purchaser or Seller to act as arbitrator (the "Pension Arbitrator"). The
                                               ------------------
Pension Arbitrator, within 30 days after having been selected hereunder, shall decide all remaining points of disagreement with respect to such certification and deliver a written notice of its determination of the disputed items to Purchaser and Seller. All decisions of the Pension Arbitrator shall be final, conclusive and legally binding on all parties hereto with respect to such certification. Each of Purchaser and Seller shall pay one-half the fees and expenses of the Pension Arbitrator.

          Section VI.5  Retention of Books and Records  .  Purchaser shall cause
                        ------------------------------
the Company and its Subsidiary to retain, until all applicable Tax statutes of limitations (including periods of waiver and extension) have expired, all books, records and other documents pertaining to the Company and its Subsidiary in existence on the Closing Date that are required to be retained under current retention policies and to make the same available after the Closing Date for inspection and copying by Seller or its agents at Seller's expense, during regular business hours and upon reasonable request and upon reasonable advance notice. After the expiration of such period, no such books and records shall be destroyed by Purchaser without first advising the treasurer of Seller in writing detailing the contents thereof and giving Seller at least 120 days to obtain possession thereof. Seller agrees that such records will be kept strictly confidential and used only for Tax purposes. Seller shall retain, until all applicable Tax statutes of limitations (including periods of waiver and extension) have expired, all books, records and other documents pertaining to the Company and its Subsidiary in existence on the Closing Date (other than any books, records and other documents, copies of which have been provided to Purchaser, the Company or the Subsidiary) that are required to be retained under current retention policies and to make the same available after the Closing Date for inspection and copying by the Purchaser or its agents at Purchaser's expense, during regular business hours and upon reasonable request and upon reasonable advance notice. After the expiration of such period, no such books and records shall be destroyed by Seller without first advising Purchaser in writing detailing the contents thereof and giving Purchaser at least 120 days to obtain possession thereof. Purchaser agrees that such records will be kept strictly confidential and used only for Tax purposes.

          Section VI.6  Provision of Financial Statements.  For a period of one
                        ---------------------------------
year from and after the Closing Date, to the extent necessary for Seller or its Affiliates to prepare consolidated financial statements or any governmental permits, licenses or required filings and to comply with reporting obligations in respect thereof, upon written request of Seller, the Company and its Subsidiary will provide, and Purchaser shall use its best efforts to cause the Company and its Subsidiary to provide, to Seller and its accountants within twenty (20) Business Days of such request with such computer support, access to employees and Purchaser's accountants and financial information of the Company or its Subsidiary as of the Closing Date as Seller may reasonably request in the format customarily required by Seller or its Affiliates and, upon Seller's request, it will be accompanied by supplemental financial schedules customarily required by Seller or its Affiliates in support of such financial information. Seller agrees that such records will be used only for required regulatory purposes.

          Section VI.7  Delivery of Corporate Minutes and Bank Signature Cards.
                        ------------------------------------------------------
Promptly following the Closing, Seller shall deliver to Purchaser the minutes and stock books of the Company and its Subsidiary and shall deliver signature cards from all banks or financial institutions with which the Company or its Subsidiary has any account designating signatures approved by Purchaser.

          Section VI.8  Use of "AP Green, APG and APG Lime" Names.  After the
                        -----------------------------------------
Closing Date, the Seller shall have all rights in and exclusive use of the names "AP Green, APG and APG Lime", and any and all other designs, logos and slogans, related to the "AP Green, APG and APG Lime" names, and all other rights (whether tangible or intangible, statutory, at common law or otherwise) in connection therewith, whether alone or in combination with one or more other words or marks in connection therewith. As promptly as practicable after the Closing Date, but in any event no later than three months after the Closing Date, the Company and its Subsidiary shall cease using the "AP Green, APG and APG Lime" names and marks, including without limitation, in any Company or Subsidiary name, on any signs, badges, parking stickers, letterhead, business cards, invoices and other business forms, telephone directory listings, and advertising and promotional materials. Without the prior written consent of Purchaser, Seller shall not use the name "APG Lime" after the Closing Date.

          Section VI.9  Acquisition Proposals.  (a)  Prior to the Closing
                        ---------------------
Date, Global, Seller and the Company agree that, none of them, nor any of the officers and directors of Global, Seller or the Company shall, and that Global, Seller and the Company shall not permit their employees, agents and representatives (including any investment banker, attorney or accountant retained by Global or Seller) to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or of its Subsidiary (any such proposal or offer being hereinafter referred to as an "Acquisition
                                                            -----------
Proposal"). Global, Seller and the Company further agree that none of Global, Seller, the Company or any of the officers and directors of Global, Seller or the Company shall, and that Global, Seller and the Company shall direct their employees, agents and representatives (including any investment banker, attorney or accountant retained by Global, Seller or the Company) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in
                                   --------  -------
this Agreement shall prevent Global, Seller or their respective board of directors from providing information or engaging in any negotiations or discussions with any Person who has made a non-refundable $5,000,000 deposit to Global or Seller.

          (b   Global and Seller agree that they will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Global and Seller agree not to, and to cause the Company not to, without the prior written consent of Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which Global, Seller or the Company is a party. Global and Seller agree that they will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.9 and in the Confidentiality Agreement. Global or Seller shall notify Purchaser promptly of the payment of any non-refundable $5,000,000 deposit or the receipt of any written Acquisition Proposal received by Seller or Global and shall indicate in reasonable detail the terms and conditions of such written Acquisition Proposal (with the identity of the other party omitted).

          (c   From the date hereof until April 12, 1999, or if later, the date on which the conditions to Closing specified in Section 7.1(d) and 7.3 shall have been satisfied, Purchaser shall have the right to match the terms of each and any Acquisition Proposal

(except for the obligation to make a $5,000,000 non-refundable deposit) (the "Matching Right"). A Matching Right shall exist with respect to each Acquisition
 --------------
Proposal. A Matching Right will begin when notice, including all material terms thereof and a copy of the proposed acquisition agreement relating to such Acquisition Proposal (with the identity of the counterparty redacted), of an Acquisition Proposal is received by Purchaser, and such Matching Right shall expire 72 hours thereafter if not properly exercised by Purchaser. For a Matching Right to be exercised properly, Purchaser must (within 72 hours of receipt of such notice) provide Global with (i) a written, irrevocable offer to amend this Agreement so that the amended terms of this Agreement are substantially the same as the terms set forth in the proposed acquisition agreement relating to such Acquisition Proposal (excluding for purposes of comparison the non-refundable deposit of $5 million); and (ii) a form of amendment to this Agreement in accordance with the provisions of clause (i) above. Global shall not enter into any agreement relating to an Acquisition Proposal until at least 72 hours after receipt by Purchaser of such notice of such Acquisition Proposal. Global shall accept Purchaser's offer pursuant to a Matching Right if such Matching Right has been properly exercised pursuant to the provisions of this Section 6.9(c). Global shall not accept any Acquisition Proposal containing terms similar, or with a similar effect, to the Matching Right.

          Section VI.10  Labor Matters, WARN.  (a)  Purchaser shall not, and
                         -------------------
shall cause the Company and its Subsidiary not to, at any time prior to the 61st day following the Closing Date, without fully complying with the notice and other requirements of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), effectuate (i) a "plant closing" (as defined in the WARN Act)
       --------
affecting any site of employment or one or more facilities or operating units within any site of employment of the Company or its Subsidiary, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment of the Company or its Subsidiary.

          (b   Purchaser has the present intention to maintain the principal place of business of the Company and its Subsidiary at its present location for at least one year after the Closing Date. If Purchaser takes any action within 180 days after the Closing Date which independently, or in connection with any reduction in the size of the Company's work force occurring within the ninety day period prior to the Closing Date, could be construed as a "plant closing" or "mass layoff," as those terms are defined in the WARN Act, Purchaser shall be solely responsible for providing any notice required by the WARN Act and for making payments, if any, and paying all penalties and costs, if any, which may result from any failure to provide such notice.

          Section VI.11  INFORMATION.  PURCHASER ACKNOWLEDGES AND AGREES THAT
                         -----------
NONE OF SELLER, THE COMPANY OR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AS TO THE COMPANY, ITS SUBSIDIARY OR THE BUSINESS OR AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE

COMPANY, ITS SUBSIDIARY OR THE BUSINESS FURNISHED OR MADE AVAILABLE TO PURCHASER AND ITS REPRESENTATIVES, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE DISCLOSURE SCHEDULE, AND NONE OF SELLER, THE COMPANY OR ANY OTHER PERSON SHALL HAVE OR BE SUBJECT TO ANY LIABILITY TO PURCHASER OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO PURCHASER, OR PURCHASER'S USE OF OR RELIANCE ON, ANY SUCH INFORMATION AND ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO PURCHASER IN ANY "DATA ROOMS", MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section VI.12  Non-Competition.  (a)  For a period of five (5) years
                         ---------------
after the Closing (the "Restricted Period"), other than as may be required as
                        -----------------
part of Seller's or its affiliates' refractories or other businesses, neither Seller nor its affiliates shall engage, directly or indirectly, in any business anywhere in the United States that manufactures, produces or supplies products or services of the kind manufactured, produced or supplied by the Business, the Company or its Subsidiary as of the Closing Date or, without the prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, join, control or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with the Purchaser, the Business, the Company or any subsidiary in manufacturing, producing or supplying products or services of the kind manufactured, produced or supplied by the Business, the Company or its Subsidiary as of the Closing Date, provided, however, that, for the purposes of this Section 6.12, ownership of securities having (i) no more than five percent of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market (ii) no more than ten percent of the outstanding voting power of any competitor, which is privately held, shall not be deemed to be in violation of this Section 6.12 so long as the Person owning such securities has no other connection or relationship with such competitor. Nothing contained in this
Section 6.12 shall prohibit Seller or its affiliates from acquiring, directly or indirectly, control of a company if such company is not primarily engaged in a business which competes with the Business or which manufactures, produces or supplies products or services of the kind manufactured, produced or supplied by the Business.

          (b   The Restricted Period shall be extended by the length of any period during which Seller is in breach of the terms of this Section 6.12.

          Section VI.13  Release of Indemnity Obligations.  Seller covenants
                         --------------------------------
and agrees, on or prior to the Closing, to execute and deliver to the Company, for the benefit of the Company and its Subsidiary, a general release and discharge, in form and substance satisfactory to the Purchaser releasing and discharging the Company and its Subsidiary from any and all obligations to indemnify the Seller or otherwise hold it harmless pursuant to any agreement or other arrangement entered into prior to the Closing.

          Section VI.14  Capital Expenditures of the Plant.  (a)  Seller shall
                         ---------------------------------
be responsible for the Company's pro rata share of the costs to complete the First Phase up to a maximum amount of $15,300,000 (taking into account the amount already funded by the Company on or prior to December 31, 1998).

          (b   To the extent that the Company's pro rata share of the costs to complete the First Phase exceed $15,300,000 (the "Overage"), Seller shall
                                                  -------
reimburse Purchaser for 50% of the Overage up to a maximum reimbursement amount of $1,020,000.


                                  ARTICLE VII

                             Conditions to Closing
                             ---------------------

          Section VII.1  Conditions to Obligations of Purchaser.  The
                         --------------------------------------
obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or waiver by Purchaser in writing, on or prior to the Closing Date of each of the following conditions:

          (a   Each of the representations and warranties of Seller contained in this Agreement, other than the representation and warranty set forth in
     Section 3.19, that are (i) qualified by a Material Adverse Effect, shall be true and correct in all respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true and correct in all material respects only as of such date); and (ii) not qualified by Material Adverse Effect, shall be true and correct in all respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true and correct in all material respects only as of such date), unless the failure of any such representation or warranty to be so true and correct, has not had or is not reasonably likely to have, a Material Adverse Effect. The representation and warranty contained in Section 3.19 shall not be taken into account in determining whether this Section 7.1(a) has been satisfied. Each of the covenants and agreements of Seller to be performed on or prior to the Closing Date shall have been duly performed in all material respects. Purchaser shall have received at the Closing certificates to the foregoing effect, dated as of the Closing Date and executed on behalf of Seller by its

     Chief Executive Officer or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

          (b   Seller shall have delivered to Purchaser resignations of (i) all directors of the Company and (ii) all directors of the Subsidiary that Seller has the right to designate.

          (c   Seller shall have delivered to Purchaser a FIRPTA affidavit pursuant to Section 5.6.

          (d   Each of the consents and approvals set forth in Schedule 3.11 of the Disclosure Schedule shall have been obtained and must be in full force and effect.

          (e   The Purchaser shall have received the release referred to in
     Section 6.13.

          Section VII.2  Conditions to Obligations of Seller.  The obligation
                         -----------------------------------
of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or waiver in writing by Seller, on or prior to the Closing Date, that each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true and correct in all material respects only as of such date). Each of the covenants and agreements of Purchaser to be performed on or prior to the Closing Date shall have been duly performed in all material respects. Seller shall have received at the Closing certificates to the foregoing effect, dated as of the Closing Date and executed on behalf of Purchaser by its Chief Executive Officer or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

          Section VII.3  Conditions to Obligations of Purchaser and Seller.
                         -------------------------------------------------
The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or waiver in writing by both parties, on or prior to the Closing Date of the following conditions:

          (a   Each party shall have duly filed with the FTC and the Antitrust
     Division the Report required under the HSR Act with respect to the sale and purchase of the Shares and the waiting period required by the HSR Act, and any extensions thereof obtained by request or other action of the FTC and/or the Antitrust Division, shall have expired or been earlier terminated by the FTC or the Antitrust Division.

          (b   No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or non-appealable Order which is in effect on the Closing Date and prohibits the consummation of the Closing.


                                 ARTICLE VIII

                                  Termination
                                  -----------

          Section VIII.1  Termination.  This Agreement may be terminated at
                          -----------
any time prior to the Closing:

          (a   by the mutual written agreement of Purchaser and Seller;

          (b   without prejudice to Purchaser's rights under Section 9.1, by
     Purchaser, by giving written notice of such termination to Seller (i) in the event that Seller has breached any covenant contained in this Agreement in any material respect or has materially breached any representation or warranty in Article III (other than the representation and warranty set forth in Section 3.19 which shall not be taken into account for purposes of this Section 8.1(b)) hereto and (ii) Purchaser has notified Seller of such breach and such breach has continued without cure for a period of 30 days after the notice of such breach;

          (c   by Purchaser, upon the occurrence after December 31, 1997 of a
     Material Adverse Effect;

          (d     by Seller, (i) by giving written notice of such termination to
     Purchaser, (A) in the event that Purchaser has breached any covenant contained in this Agreement in any material respect or has materially breached any representation or warranty in Article IV hereto and (B) Seller has notified Purchaser of such breach and such breach has continued without cure for a period of 30 days after the notice of such breach; or (ii) if Purchaser notifies Seller, in writing, of its intention to decrease the Purchase Price prior to Closing; provided, however, that Seller may not
                                      --------  -------
     exercise its termination right pursuant to clause (ii) of this Section 8.1(d), (A) until 72 hours after delivery of such notice or (B) if within 72 hours after delivery of such notice, Purchaser revokes in writing such notice;

          (e   by Seller, by giving written notice of such termination to
     Purchaser, if Purchaser fails to exercise properly any Matching Right as set forth in Section 6.9(c);

          (f   by either Purchaser or Seller, by giving written notice of such termination to the other party, if there shall be in effect any Law or non-appealable Order that prohibits the consummation of the Closing or if consummation of the Closing would violate any Law or non-appealable Order; or

          (g   by either Purchaser or Seller, by giving written notice of such termination to the other party, if the Closing shall not have occurred by July 31, 1999; provided, however, the right to terminate this Agreement
                    --------  -------
     pursuant to this Section 8.1(g) shall not be available to (i) any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or (ii) any party if Purchaser or Seller is litigating in good faith pursuant to Section 6.2(b).

          Section VIII.2  Effect of Termination.  (a)  In the event of the
                          ---------------------
termination of this Agreement in accordance with Section 8.1 or Article IX hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 8.2 and in Sections 11.3, 11.4 and 11.12 hereof, and except that nothing herein will relieve any party from liability for any willful breach of this Agreement prior to such termination.

          (b   In the event of the termination of this Agreement pursuant
Section 8.1(d), Purchaser shall pay to Seller within two Business Days of such termination in immediately available funds a termination fee of $3,000,000.

          (c   In the event that this Agreement is terminated for any reason,
Purchaser shall deliver to Global within 3 Business Days of such termination, all of the drilling and geological data generated by Purchaser's onsite drilling, testing and evaluation of the Company's limestone reserves.


                                  ARTICLE IX

                        Due Diligence Termination Right
                        -------------------------------

          Section IX.1  Due Diligence Termination Right.  This Agreement may
                        -------------------------------
be terminated by Purchaser, if (i) any of the representations and warranties (without regard to any standards of materiality or Material Adverse Effect in such representation or warranty) of Seller contained in this Agreement fails to be true and correct in all material respects (it being agreed that a representation and warranty shall be deemed not to be true and correct in all material respects if the effect of such inaccuracy (A) would cause any item on the Balance Sheet set forth on Schedule 3.5 of the Company Disclosure Schedule to be misstated
in an amount equal to or greater than $3,000,000 with respect to any individual item or to be inaccurate or misstated in amounts equal to or greater than $300,000 individually which aggregate at least $5,000,000 or (B) would cause any income statement or cash flow item for purposes of 1998 historical financial statements or any future annual period(s) to be inaccurate or misstated in an amount equal to or greater than $500,000 with respect to any individual item or to be inaccurate or misstated in amounts equal to or greater than $150,000 individually which aggregate at least $1,000,000); and (ii) Purchaser gives written termination notice to Seller within 21 days after the date hereof specifying in detail the reasons for such termination (under clause (i) above) (the "Due Diligence Termination Notice"). If the Due Diligence Termination
      --------------------------------
Notice is delivered to Seller in accordance with this Section 9.1, this Agreement shall automatically terminate 72 hours after such Due Diligence Termination Notice is received by Seller unless such Due Diligence Termination Notice is revoked by Purchaser prior to the expiration of such 72-hour period. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed that if Purchaser does not terminate this Agreement pursuant to and in accordance with the provisions of this Section 9.1 after delivery of a Due Diligence Termination Notice to Seller, then Purchaser may not thereafter assert, or bring any claim for indemnification pursuant to Article X for a breach or an inaccuracy in any of the representations or warranties contained in Article III or a failure of any condition set forth in Article VII based upon or relating to any items identified in such Due Diligence Termination Notice.

                                   ARTICLE X

                                Indemnification
                                ---------------


          Section X.1  Indemnification by Global.  (a)  From and after the
                       -------------------------
Closing, Global shall indemnify Purchaser and its affiliates and each of their respective officers, directors, employees, and representatives (the "Indemnified
                                                                     -----------
Parties") against and in respect of, and hold them harmless from, against and in
-------
respect of any loss, liability, claim, damage, charge, cost or expense (including reasonable legal fees and expenses) ("Losses"), sustained or incurred
                                                 ------
by any Indemnified Party, to the extent relating to, arising out of or resulting from:

          (i0   any breach of any representation or warranty of Seller (other than the representation and warranty set forth in Section 3.19 which shall not be taken into account for any purposes of this Article X) set forth in this Agreement made on or prior to the Closing Date; or

          (ii0 any breach or failure to perform fully any covenant of Seller set forth in this Agreement.

          (b     Global shall not be required to indemnify any Indemnified
Party, and shall not have any liability under clauses (i) and (ii) of Section 10.1(a):

          (i0    unless the aggregate of all Losses exceeds on a cumulative basis an amount equal to $1,000,000, and then only to the extent of any such excess;

          (ii0   for any individual occurrences, events, circumstances, acts or omissions where the Loss relating thereto is less than $50,000 and any such occurrences, events, circumstances, acts or omissions shall not be taken into account for purposes of clause (i) of this Section 10.1(b);

          (iii0  for any Losses in the aggregate in excess of $25,000,000; or

          (iv0   for any Losses, sustained or incurred by any Indemnified Party, relating to, arising out of or resulting from (A) any breach or inaccuracy of the representation or warranty contained in Section 3.19 or (B) any breach or inaccuracy of any representation or warranty contained in Article III based upon or relating to the items identified in any Due Diligence Termination Notice.

          (c   Except in cases of fraud, Purchaser acknowledges that its sole and exclusive remedy after the Closing with respect to any and all claims and Losses relating to this Agreement and any transactions contemplated hereby shall be pursuant to the indemnification provisions set forth in this Article X. In furtherance of the foregoing, Purchaser hereby waives, from and after the Closing, any and all rights, claims and causes of action it may have against Global, Seller, or any of their respective affiliates, directors, officers or employees arising under or based upon any Law or arising under or based upon common Law or otherwise (except pursuant to the indemnification provisions set forth in this Section 10.1).

          Section X.2  Calculation of Losses; No Consequential Damages, Etc.
                       ----------------------------------------------------
(a The amount of any Loss for which indemnification is provided under this Article X shall be net of any amounts recoverable by the Indemnified Party under insurance policies with respect to such Loss and shall be reduced to take account of the present value of any Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax benefit, the Indemnified Party shall be deemed to recognize and receive the benefit of all items of loss deduction or credit resulting from the Loss giving rise to indemnification at such time such items are allowable under the Code (or other applicable Tax laws) and without regard to whether the Purchaser receives immediately the benefit of such items (e.g., because the Purchaser lacks taxable income or has other items of deduction or credit).

          Section X.3  Termination of Indemnification.  Global's obligations
                       ------------------------------
to indemnify and hold harmless any Indemnified Party shall terminate when the applicable representation or warranty or covenant terminates pursuant to Section 11.1; provided, however, that such obligations to indemnify and hold harmless
      --------  -------
shall not terminate with respect to any item as to which an Indemnified Party shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (in accordance with the terms of Section 10.4) to Global.

          Section X.4  Procedures Relating to Indemnification.  (a)  In order
                       --------------------------------------
for any Indemnified Party, to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or resulting from a claim made by any Person against the Indemnified Party (a "Third Party Claim"), such
                                                     -----------------
Indemnified Party must notify Global in writing (and in reasonable detail) of the Third Party Claim promptly (but in no event more than 30 days) following receipt by such Indemnified Party of notice of the Third Party Claim. The failure to so notify shall not relieve Global of any liability they may have to such Indemnified Party if such failure does not materially prejudice Global. Thereafter, the Indemnified Party shall deliver to Global, promptly following the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

          (b) If a Third Party Claim is made against an Indemnified Party, Global shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof at Global's expense with counsel selected by Global; provided, however, that such counsel is not reasonably objected to by
           --------  -------
the Indemnified Party. Should Global so elect to assume the defense of a Third Party Claim, Global shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If Global assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by Global), at its own expense, separate from the counsel employed by Global (it being understood that Global shall control such defense). The Indemnified Party shall be entitled to reimbursement for all costs, fees and expenses (including the fees and expenses of counsel employed by the Indemnified Party) for any period during which Global has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If Global chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate fully in the defense or prosecution thereof. Such cooperation shall include the retention and (upon Global's request) the provision to Global of records and information that are reasonably requested by Global or that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis during normal business hours to provide additional information and explanation of any material provided hereunder. Whether or not Global assumes the defense of a Third Party Claim, (x) the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge such Third Party Claim without

Global's prior written consent (which consent shall not be unreasonably withheld) and (y) Global shall not, without the Indemnified Party's prior written consent, admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim on a basis that would result in the imposition of a judgment that would restrict the future activity or conduct of the Indemnified Party or any subsidiary or affiliate thereof.

          (c) Other Claims. In the event any Indemnified Party should have a claim against Global under Section 10.1 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim promptly (but in no event more than 30 days) following discovery by the Indemnified Party of such claim to Global. If Global does not notify the Indemnified Party within 30 calendar days following its receipt of such notice that Global disputes liability to the Indemnified Party under Section 10.1, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of Global under Section 10.1 and Global shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If Global has timely disputed its liability with respect to such claim, as provided above, and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by binding arbitration in accordance with Section 11.13 hereof.

          (d) Detailed Notice. Any claim for indemnification under this Agreement shall describe the claim in reasonable detail, include copies of any material written evidence thereof and indicate the estimated amount of such claim.

          (e) Mitigation. Each Indemnified Party shall make commercially reasonably efforts to mitigate any claim or liability that an Indemnified Party asserts under this Article X. In the event that an Indemnified Party shall fail to make such commercially reasonable efforts to mitigate any claim or liability, then notwithstanding anything else to the contrary contained herein, Global shall not be required to indemnify any Indemnified Party for any Loss that could reasonably be expected to have been avoided if the Indemnified Party had made such efforts.

          Section X.5  Tax Adjustment.   Any indemnity payments made pursuant
                       --------------
to this Article X shall be treated for Tax purposes as adjustments to the Purchase Price.


                                  ARTICLE XI

                                 Miscellaneous
                                 -------------

          Section XI.1  Survival.  The representation and warranty contained
                        --------
in Section 3.19 (Lime Reserves) shall expire 21 days after the date hereof; provided, however, that the expiration thereof shall not prejudice Purchaser's
--------  -------
rights pursuant to Section 9.1. This Article XI and the agreements of the Seller and Purchaser contained in Article V (Tax Matters), Article X (Indemnification), Sections 6.4 (Employee Benefit Plans), 6.5 (Retention of Books and Records), 6.6 (Provision of Financial Statements), 6.8 (Use of "AP Green, APG and APG Lime" Names) and 6.12 (Non-Competition) shall survive the consummation of the transactions contemplated by this Agreement. All other representations, warranties, covenants and agreements in this Agreement (other than that provided in Section 3.19) shall survive the consummation of the transactions contemplated by this Agreement until March 31, 2001, except that the representations set forth in (i) Section 3.16 (Environmental Matters) shall survive for five years from the date of this Agreement, (ii) Section 3.12 (Tax Matters) shall survive the Closing for the duration of the applicable Statutes of Limitation and (iii) the second sentence of Section 3.3 shall survive the Closing indefinitely. Notwithstanding anything contained herein to the contrary, Purchaser and Seller expressly agree that, for all purposes of this Agreement, any and all of the representations and warranties made in this Agreement are not made and shall not be deemed to have been made on any date after the Closing Date.

          Section XI.2  Amendment and Waiver.  Any provision of this Agreement
                        --------------------
may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Global, Seller and Purchaser, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          Section XI.3  Expenses.  Except as otherwise expressly provided in
                        --------
this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

          Section XI.4  Public Disclosure.  Each of the parties to this
                        -----------------
Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or the rules and regulations of each stock exchange upon which the securities of one of the parties or its Affiliates is listed, no press release or similar public announcement or communication shall be made or caused to be made concerning the execution, price or other terms, or performance of this Agreement unless specifically approved in advance by both parties hereto; provided, however, that
                                                         --------  -------
to the extent that either party to this Agreement determines, based upon the advice of legal counsel, that it is required by law or the rules and regulations of any stock exchange upon which the securities of one of the parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

          Section XI.5  Assignment.  No party to this Agreement may assign any
                        ----------
of its rights or obligations under this Agreement without the prior written consent of the other party hereto; provided, however, Purchaser shall, upon
                                   --------  -------
written notice provided to Global, be permitted to assign its rights pursuant to this Agreement to any of its wholly owned subsidiaries and Purchaser shall remain bound by all provisions under this Agreement and hereby guarantees the assignee's performance of any and all obligations of Purchaser under this Agreement. Purchaser shall provide promptly a copy of any such assignment.

          Section XI.6  Entire Agreement.  This Agreement (including all
                        ----------------
Annexes and Schedules hereto) and any agreement between Purchaser and Seller making specific reference to this Section 11.6 contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters (including, without limitation, the Exclusivity Agreement dated as of March 2, 1999 between Purchaser and Global (the "Exclusivity Agreement"), except for the Confidentiality Agreement which will
----------------------
remain in full force and effect for the term provided for therein. The Exclusivity Agreement shall be terminated as of the date hereof.

          Section XI.7  Fulfillment of Obligations.  Any obligation of any
                        --------------------------
party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

          Section XI.8  Parties in Interest; No Third Party Beneficiaries.
                        -------------------------------------------------
This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Seller, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

          Section XI.9  Schedules.  The inclusion of any matter in any
                        ---------
schedule to this Agreement shall also be deemed to be an inclusion for all other purposes of this Agreement, including each representation and warranty to which it may relate (provided that for all such other purposes there are sufficient facts to reasonably inform a Person of the purpose for which such disclosure is made). The inclusion of any matter in the Disclosure Schedule shall expressly not be deemed to constitute an admission by Global, Seller, the Company or its Subsidiary, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement.

          Section XI.10  Counterparts.  This Agreement and any amendments
                         ------------
hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

          Section XI.11  Section Headings.  The section and paragraph headings
                         ----------------
and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          Section XI.12  Notices.  All notices hereunder shall be deemed given
                         -------
if in writing and delivered personally or sent by facsimile or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

     (a)  if to Seller, to:

                 Global Industrial Technologies, Inc.
                 2121 San Jacinto Street
                 Suite 2500
                 Dallas, Texas 75201
                 Attention: Alfred L. Williams
                 Fax: (214) 953-4596

               With copies to:

                 Sullivan & Cromwell
                 125 Broad Street
                 New York, New York 10004
                 Attention: Dominick P. DeChiara
                 Fax:  (212) 558-3588

     (b)  if to Purchaser, to:

                 Chemical Lime Company
                 P.O. Box 985004
                 Fort Worth, Texas 76185-5004
                 Attention:  David Reilly
                 Fax:  (817) 737-8107

               With copies to:

                 Shearman & Sterling

                 599 Lexington Avenue
                 New York, New York  10019
                 Attention: Peter D. Lyons        Fax:  (212) 848-7179

          SECTION XI.13  GOVERNING LAW; ARBITRATION.  THIS AGREEMENT SHALL BE
                         --------------------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO AGREES THAT ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY BINDING ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION AND TITLE 9 OF THE U.S. CODE. JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE NUMBER OF ARBITRATORS SHALL BE ONE AND THE ARBITRATOR SHALL BE APPOINTED BY THE AMERICAN ARBITRATION ASSOCIATION. THE PLACE OF ARBITRATION SHALL BE NEW YORK CITY, NEW YORK. THE ARBITRATOR SHALL HAVE NO AUTHORITY TO AWARD PUNITIVE DAMAGES OR ANY OTHER DAMAGES NOT MEASURED BY THE PREVAILING PARTY'S ACTUAL DAMAGES, AND MAY NOT, IN ANY EVENT, MAKE ANY RULING, FINDING OR AWARD THAT DOES NOT CONFORM TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. EITHER PARTY MAY MAKE AN APPLICATION TO THE ARBITRATOR SEEKING INJUNCTIVE RELIEF TO MAINTAIN THE STATUS QUO UNTIL SUCH TIME AS THE ARBITRATION AWARD IS RENDERED OR THE CONTROVERSY IS OTHERWISE RESOLVED. EITHER PARTY MAY APPLY TO ANY COURT HAVING JURISDICTION HEREOF AND SEEK INJUNCTIVE RELIEF IN ORDER TO MAINTAIN THE STATUS QUO UNTIL SUCH TIME AS THE ARBITRATION AWARD IS RENDERED OR THE CONTROVERSY IS OTHERWISE RESOLVED.

          Section XI.14  Severability.  The provisions of this Agreement shall
                         ------------
be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

                              GLOBAL INDUSTRIAL TECHNOLOGIES, INC.


                              By:
                                 -----------------------------------
                                 Name:
                                 Title:


                              A.P. GREEN INDUSTRIES, INC.



                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              CHEMICAL LIME COMPANY



                              By:
                                 -----------------------------------
                                 Name:
                                 Title: